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                                                                     EXHIBIT 5.1

                          SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
   Telephone                SUITE 3100, PROMENADE II                WEBSITE
(404) 815-3500             1230 PEACHTREE STREET, N.E.           WWW.SGRLAW.COM
   Facsimile              ATLANTA, GEORGIA 30309-3592
(404) 815-3509

                                    --------

                                ESTABLISHED 1893



                                 March 17, 1999

Florida Banks, Inc.
4110 Southpoint Boulevard
Suite 212
Jacksonville, Florida 32216-0925

                           RE:      Florida Banks, Inc.
                                    Registration Statement on Form S-8
                                    200,000 Shares of $.01 par value
                                    Common Stock
                                    Employee Stock Purchase Plan
                                    -----------------------------
Ladies and Gentlemen:

     We have acted as counsel for Florida Banks, Inc. (the "Company") in connection with the registration of 200,000 shares of its $.01 par value Common Stock (the "Shares") reserved to the Company's Employee Stock Purchase Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

     In connection therewith, we have examined the following:

     (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida;

     (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

     (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and



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Florida Banks, Inc.
March 17, 1999
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     (4)  The Registration Statement, including all exhibits thereto.

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Sincerely,

                                      SMITH, GAMBRELL & RUSSELL, LLP

                                      /s/ Robert C. Schwartz

                                      Robert C. Schwartz